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                                                 October 14, 1997




Community Medical Transport, Inc.
45 Morris Street
Yonkers, NY 10705

     Re: Registration Statement on Form S-3 under the Securities Act of 1933
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Ladies and Gentlemen:

         In our capacity as counsel to Community Medical Transport, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities act of 1933, as amended (the "Registration Statement"), covering an aggregate of 196,454 shares of Common Stock, $0.001 par value (the "Common Stock"), which have been included in the Registration Statement for the account of certain persons identified in the Registration Statement as Selling Stockholder.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Common Stock has been duly and validly authorized and issued and is fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                   Very truly yours,

                                                   PARKER DURYEE ROSOFF & HAFT


                                                   By: /s/ Michael D. DiGiovanna
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                                                       A Member of the Firm